Exhibit 99.1

FOR IMMEDIATE RELEASE	May 26, 2005

MAIR HOLDINGS, INC. REPORTS FISCAL 2005 FOURTH QUARTER

AND YEAR-END RESULTS

Minneapolis/St. Paul – (May 26, 2005) – MAIR Holdings, Inc. (NASDAQ: MAIR) today reported a net loss of $1.7 million for the fiscal 2005 fourth quarter ended March 31, 2005 compared to a net loss of $3.6 million in the comparable fiscal 2004 period.  On a per share basis, the fiscal 2005 fourth quarter loss resulted in $0.08 per share compared with $0.18 per share in the comparable fiscal 2004 period.

For the fiscal year ended March 31, 2005, the Company reported net income of $7.4 million, an increase of 63.6 percent over fiscal 2004 net income of $4.5 million.  On a per-share basis, the fiscal 2005 results equal net income of $0.35 per fully diluted share compared with net income of $0.22 per fully diluted share in fiscal 2004.

“The weather created some operational challenges during January and February, but in the face of those challenges both Mesaba and Big Sky remained focused on executing disciplined processes to achieve these operating results,” said Paul Foley, MAIR Holdings’ president and chief executive officer.  “This operating excellence combined with rigorous cost control led to our improved year-over-year fiscal performance.”

The operating loss of $3.2 million in the fourth fiscal quarter of 2005 improved compared to the $7.4 million loss reported in the fourth quarter of fiscal 2004.  Operating revenue for the fourth quarter increased 10.3 percent to $112.7 million compared with $102.3 million the same quarter a year ago primarily due to the grounding of five regional jets and the cancelled flights during pilot contract negotiations in fiscal 2004 and the incremental ground handling revenue at Mesaba year-over-year.  Operating expenses for the fourth quarter increased 5.7 percent to $116.0 million compared with $109.7 million the same quarter a year ago primarily due to the additional flying and ground handling year-over-year and the costs associated with the irregular operations in the winter.

For the year, the Company reported operating income of $8.6 million, an increase of 115 percent over fiscal 2004 results of $4.0 million.  Operating revenues increased 1.6 percent, to $456.1 million in fiscal 2005 from $449.1 million in fiscal 2004.  Operating expenses increased 0.5 percent, to $447.4 million in fiscal 2005 from $445.1 million in fiscal 2004.

QUARTERLY CONFERENCE CALL

MAIR Holdings will conduct a live webcast to discuss its fiscal 2005 fourth quarter and year-end earnings today at 10:30 AM (CDT).  The webcast will be available through the MAIR Holdings’ web site at www.mairholdings.com under the “Investor” link.

ABOUT THE COMPANY

MAIR Holdings’ primary business units are its regional airline subsidiary Mesaba Aviation, Inc., d/b/a Mesaba Airlines, and its regional airline subsidiary Big Sky Transportation Co., d/b/a Big Sky Airlines.  MAIR Holdings, Inc. is traded under the symbol MAIR on the NASDAQ National Market.  More information about MAIR Holdings is available on the Internet at www.mairholdings.com.

Mesaba Aviation operates as a Northwest Jet Airlink and Airlink partner under service agreements with Northwest Airlines.  The airline serves 109 cities in 29 states and Canada from Northwest’s and Mesaba Aviation’s three major hubs: Detroit, Minneapolis/St. Paul and Memphis.  Mesaba Aviation operates an advanced fleet of 98 regional jet and jet-prop aircraft, consisting of the 69 passenger Avro RJ85 and the 30-34 passenger Saab SF340.  Mesaba Aviation maintains a web site at www.mesaba.com.

Big Sky serves 18 cities in Montana, Colorado, Idaho, Oregon, Washington and Wyoming using nine Beechcraft 1900D and Fairchild Metro III/23, 19 seat aircraft.  Big Sky is based in Billings, Montana and has codeshare agreements with Northwest Airlines, Alaska Airlines and America West Airlines.  Big Sky is a provider of air service under the Essential Air Service program administered by the Department of Transportation.  Big Sky maintains a web site at www.bigskyair.com.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements that are based on the best information currently available to management.  These forward-looking statements are intended to be subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995.  There can be no assurance that actual developments will be those anticipated by MAIR Holdings, Inc.  Actual results could differ materially from those projected because of a number of factors, some of which MAIR Holdings, Inc. cannot predict or control.  For a discussion of some of these factors, please see the ‘Cautionary Note Regarding Forward-Looking Statements’ and ‘Risk Factors Relating to the Company and the Airline Industry’ in the company’s Annual Report on Form 10-K for the year ended March 31, 2004 and Form 10-Q for the quarter ended December 31, 2004.

Note to editors: Summary financial and operating information follows.

###

Media Contact:	Laura Anders - 612-337-0354
Investor Contact:	Bob Weil - 612-333-0021

MAIR Holdings, Inc.

Condensed Consolidated Statements of Operations

(Unaudited - in thousands, except per share information)

	Quarter Ended March 31			Year Ended March 31
	2005	2004	Favorable (Unfavorable)	2005 (1)	2004	Favorable (Unfavorable)
		As restated (1)			As restated (1)

Operating revenues
Passenger	$100,884	$93,694		$413,855	$417,300
Freight and other	11,859	8,563		42,212	31,779
Total revenues	112,743	102,257	10.3%	456,067	449,079	1.6%
Operating expenses
Wages and benefits	39,207	35,030		148,652	143,124
Aircraft fuel	3,372	5,216		19,377	22,399
Aircraft maintenance	20,572	20,346		84,276	80,700
Aircraft rents	25,762	25,179		102,478	105,460
Landing fees	1,639	1,671		6,759	7,108
Insurance and taxes	1,276	1,588		7,383	9,347
Depreciation and amortization	3,392	4,125		14,634	17,144
Administrative and other	20,756	16,546		63,869	59,771
Total operating expenses	115,976	109,701	-5.7%	447,428	445,053	-0.5%

Operating income (loss)	(3,233)	(7,444)	56.6%	8,639	4,026	114.6%

Nonoperating income, net	618	608		2,320	4,433
Income (loss) before income taxes	(2,615)	(6,836)	61.7%	10,959	8,459	29.6%
Provision (benefit) for income taxes	(877)	(3,265)		3,604	3,963
Net income (loss)	$(1,738)	$(3,571)	51.3%	$7,355	$4,496	63.6%

Earnings (loss) per common share:
Basic	$(0.08)	$(0.18)		$0.36	$0.22
Diluted	$(0.08)	$(0.18)		$0.35	$0.22
Weighted average shares:
Basic	20,574	20,360		20,505	20,334
Diluted	20,574	20,360		21,050	20,562

(1)          As previously disclosed in the Company's Form 10-Q for the quarter ended December 31, 2004, the Company had incorrectly accounted for certain aircraft leases that contained reduced rent obligations over a portion of the lease terms.  The Company has restated its consolidated financial statements to record aircraft rents on a straight-line basis over the lease terms.  The results of operations for the year ended March 31, 2005 and quarter and year ended March 31, 2004 give effect to this restatement.

MAIR Holdings, Inc.

Condensed Consolidated Balance Sheets

(Unaudited - in thousands)

	March 31 2005	March 31 2004
		As restated (2)
Assets
Cash and cash equivalents	$57,968	$52,661
Short term investments	69,669	67,285
Other current assets	59,910	54,988
Property and equipment, net	38,421	39,722
Long term investments	43,240	39,984
Other assets, net	11,746	14,167
Total assets	$280,954	$268,807

Liabilities and Shareholders’ Equity
Current liabilities	$82,206	$77,098
Other noncurrent liabilities	6,069	7,448
Shareholders’ equity	192,679	184,261
Total liabilities and shareholders’ equity	$280,954	$268,807

(2)          As previously disclosed in the Company's Form 10-Q for the quarter ended December 31, 2004, the Company had incorrectly accounted for certain aircraft leases that contained reduced rent obligations over a portion of the lease terms.  The Company has restated its consolidated financial statements to record aircraft rents on a straight-line basis over the lease terms.

MAIR Holdings, Inc.

Selected Operating Statistics By Operating Entity

(Unaudited)

	Quarter Ended March 31				Year Ended March 31
			Favorable				Favorable
	2005	2004	(Unfavorable)		2005	2004	(Unfavorable)
Mesaba Aviation, Inc.
Passengers	1,333,510	1,138,815	17.1%		5,623,731	5,596,721	0.5%
Available seat miles (000s)	756,681	652,807	15.9%		3,064,167	2,904,198	5.5%
Revenue passenger miles (000s)	475,421	375,120	26.7%		2,003,910	1,774,931	12.9%
Load Factor	62.8%	57.5%	5.3	pts	65.4%	61.1%	4.3	pts
Departures	50,684	48,704	4.1%		207,067	219,009	-5.5%
Revenue per ASM (cents)	14.4	15.1	-4.6%		14.4	14.9	-3.4%
Cost per ASM (cents)	14.4	15.7	8.1%		13.9	14.5	4.2%

Big Sky Transportation Co.
Passengers	19,743	22,226	-11.2%		85,455	105,913	-19.3%
Available seat miles (000s)	13,843	15,788	-12.3%		59,284	75,188	-21.2%
Revenue passenger miles (000s)	4,974	5,624	-11.6%		21,630	27,066	-20.1%
Load Factor	35.9%	35.6%	0.3	pts	36.5%	36.0%	0.5	pts
Departures	4,495	4,822	-6.8%		19,423	23,245	-16.4%
Revenue per ASM (cents)	27.4	23.5	16.6%		25.4	21.9	16.0%
Cost per ASM (cents)	46.0	32.6	-41.1%		33.7	26.7	-26.2%